SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.            )

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California Micro Devices Corporation
(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 20, 2002

CALIFORNIA MICRO DEVICES CORPORATION

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders on Wednesday, August 7, 2002 at 2:00 p.m., at the Crowne Plaza Hotel, 777 Bellew Drive, Milpitas, California.

The Board of Directors recommends that all shareholders vote for the election of the nominated directors, and for the other proposals presented in this Proxy Statement.

Proposals 3, 4, and 5 are for amendments to the Company’s employee stock option plan, the non-employee Director stock option plan, and the employee stock purchase plan to increase the amounts of shares available under these plans. California Micro Devices operates in an intensely competitive high tech job market where unemployment is relatively low and where turnover can be very high. In this job market, stock options are a key factor in both recruiting and retaining valued employees, not only in upper management levels but also middle and first level managers as well as key individual contributors.

Your support of these proposals is very important to the future success of your Company.

Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible. This will assure that your stock will be voted in accordance with the instructions you have given in your proxy card in the event you are unable to attend. You may, of course, attend the Annual Meeting and vote in person even if you have previously sent in your proxy card. It is very important that every shareholder vote. PLEASE send in your proxy card.

Very truly yours,

/s/ WADE MEYERCORD

Wade Meyercord
Chairman of the Board

CALIFORNIA MICRO DEVICES CORPORATION
215 Topaz Street, Milpitas, CA 95035
Phone: (408) 263-3214

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of California Micro Devices Corporation, a California corporation (the “Company”), will be held on Wednesday, August 7, 2002 at 2:00 p.m., at the Crowne Plaza Hotel, 777 Bellew Drive, Milpitas, California.

The items of business are:

1.	Election of six directors of the Company, to serve until the next annual meeting of shareholders.

2.	Ratification of the Appointment of Auditors.

3.	Amendment of the 1995 Employee Stock Option Plan, as subsequently amended, to increase from 3,655,000 to 4,115,000 the number of shares reserved for issuance thereunder.

4.	Amendment of the 1995 Non-Employee Directors’ Stock Option Plan, as subsequently amended, to increase from 390,000 to 450,000 the number of shares reserved for issuance thereunder.

5.	Amendment of the 1995 Employee Stock Purchase Plan, as subsequently amended, to increase from 960,000 to 1,130,000 the number of shares reserved for issuance thereunder.

6.	Such other matters as may properly come before the meeting.

These items are more fully described in the following pages, which are hereby made a part of this Notice.

Only shareholders of record at the close of business on June 20, 2002 will be entitled to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy card.

Sincerely,

/s/ STEPHEN M. WURZBURG

Stephen M. Wurzburg
Secretary

Milpitas, California
June 20, 2002

CALIFORNIA MICRO DEVICES CORPORATION

PROXY STATEMENT

I.    GENERAL INFORMATION

This Proxy Statement, the accompanying proxy/voting instruction card (the “Proxy Card”) and California Micro Devices Corporation Annual Report on Form 10-K for the fiscal year ended March 31, 2002 (the “Annual Report”), are being distributed to shareholders commencing on or about July 3, 2002. Whether or not you expect to attend the Company’s 2002 Annual Meeting of Shareholders (the “Annual Meeting”) in person, the Board of Directors requests that you complete and return your Proxy Card for use at the Annual Meeting and any adjournments thereof.

PROXY STATEMENT.    This Proxy Statement consists of Sections I through V, and contains four proposals. These Sections are intended to be read and understood together as one document. PLEASE CAREFULLY READ EACH SECTION.

WHO CAN ATTEND THE ANNUAL MEETING.    Only shareholders of record of common stock issued by California Micro Devices Corporation (“CAMD” or the “Company”) at the close of business on June 20, 2002, the Record Date for the Annual Meeting or their valid proxy holders, are entitled to notice of and to vote at the Annual Meeting.

QUORUM AT THE ANNUAL MEETING.    As of the Record Date, CAMD had issued and outstanding 14,072,790 shares of voting Common Stock. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The specific vote requirements for the matters being submitted to a vote by shareholders at the Annual Meeting are provided under “Approval of Proxy Statement Items,” and the relevant proposals.

SUBMISSION OF PROXY CARD.    You are urged to sign and date the Proxy Card and return it in the prepaid reply envelope provided for such purpose. THIS WILL IN NO WAY AFFECT YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. A shareholder giving a proxy has the right to revoke it at any time before it is voted by giving notice of such revocation to the Secretary of the Company, by attending the meeting and voting in person, or by returning a later dated proxy.

The number of shares designated on the Proxy Card represents the total number of shares held in your name on the Record Date. If you receive more than one proxy card in separate mailings it is an indication that your shares are registered differently in more than one account. ALL Proxy Cards received by you should be signed and mailed by you to ensure that all your shares are voted.

VOTING BY PROXY CARD.    When you vote by Proxy Card, the following procedure will apply:

If you intend to vote by Proxy Card, please cast your vote FOR or AGAINST any proposal by marking the appropriate box. Sign your Proxy Card where indicated, and return it in the enclosed prepaid envelope. When your Proxy Card is returned properly marked and signed, the shares represented thereby will be voted in accordance with your directions.

Signed proxies received by California Micro Devices Corporation on which no contrary instruction has been given will be voted FOR EACH OF THE NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2 THROUGH 5. IF YOU DO NOT VOTE FOR OR AGAINST A PROPOSAL, AND YOU RETURN YOUR SIGNED PROXY CARD, YOU WILL HAVE VOTED FOR PROPOSALS 2 THROUGH 5 AND FOR THE NOMINEES RECOMMENDED. If you wish to vote in accordance with the Board of Directors’ recommendations, simply sign, date and return your proxy card in the envelope provided.

OTHER MATTERS.    As of the date of this Proxy Statement, the Board does not intend to present any matter for action at the Annual Meeting other than the above items.

PROXY SOLICITATION.    Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries, and custodians (the “Named Holders”) holding shares in their names which are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by one or more of telephone, telegram, facsimile, or personal solicitation by directors, officers, or employees of the Company or by proxy solicitors retained by the Company, Georgeson Shareholder Communications, Inc. (“GS”). No additional compensation will be paid to any Company employee, officer, or director for such services. The cost of proxy solicitation services provided by GS, exclusive of out-of-pocket costs, is not expected to exceed $15,000.00.

CONDUCT OF THE ANNUAL MEETING.    The Annual Meeting will be conducted in accordance with those procedures established by the Chairman of the Board of Directors. The Annual Meeting will proceed in the same order as the Proposals set out below.

PROCEDURE FOR DIRECTOR NOMINATIONS BY SHAREHOLDERS.    The By-Laws of the Company require advance notification of the intent of any shareholder to nominate a person for the position of Director of the Company. The Nominating Committee may also consider nominees timely proposed by the shareholders in determining the management slate of directors.

Nominations of persons for election to the Board of Directors may be made by the Nominating Committee of the Board or any person appointed by the Board; nominations may also be made by any shareholder of record who complies with the following provisions. Shareholder nominations shall be made pursuant to written notice to the Secretary of the Company delivered or received at 215 Topaz Street, Milpitas, California 95035 (or such other corporate offices as may be specified) no less than 120 calendar days before the one-year anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. Such notice shall set forth (i) as to each person whom the shareholder proposed to nominate for election or re-election as director (A) the name, age, business address, and residence address of the person, (B) the principal occupation or employment of the person over at least the last five years, (C) the class and number of shares of capital stock of the Company which are beneficially owned by the person, (D) a statement as to the person’s citizenship, (E) a description of all arrangements or understandings between the person and the nominating shareholder pursuant to which such nomination is being made, (F) the consent of such person to serve as a director of the Company if so elected, and (G) any such other information concerning the person as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (ii) as to the shareholder giving notice, (A) the name and record address of the shareholder and (B) the class, series, and number of shares of capital stock of the Company which are beneficially owned by the shareholder.

PROCEDURE FOR SHAREHOLDERS TO MAKE PROPOSALS.    In order for a shareholder of record to propose business to be brought before the annual meeting, in addition to other requirements such shareholder must give written notice to the Secretary of the Company delivered or received at 215 Topaz Street, Milpitas, California 95035 (or such other corporate offices as may be specified) no less than 120 calendar days before the one-year anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. Such notice shall set forth (A) a brief description of the business desired to be brought before the meeting, (B) the name and record address of the shareholder proposing such business, (C) the class, series, and number of shares of capital stock of the Company which are beneficially owned by the shareholder, (D) any material interest of the shareholder in such business, and (E) any such other information concerning the shareholder making such proposal and the proposal itself as would be required by the appropriate rules and regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the proposal.

APPROVAL OF PROXY STATEMENT ITEMS.    Only holders of shares of the Company’s Common Stock of record as of the close of business on June 20, 2002 (the “Record Date”) are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters to be voted upon. An inspector of election, appointed by the Company, will count votes cast at the Annual Meeting. The presence, in person or by proxy duly authorized, of the holders of a majority of the voting shares will constitute a quorum for the transaction of business at the Annual Meeting and any continuation or adjournment thereof. Broker non-votes (i.e. shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the Annual Meeting.

Any shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of directors, except to the extent that withholding the authority to vote for an individual results in another individual receiving a larger portion of votes.

Proposals submitted to the shareholders in the enclosed proxy must be approved by the vote of the holders of a majority of the votes of the shares of the Company represented in person or by proxy and entitled to vote at the Annual Meeting. In determining whether such proposals have been approved, abstentions and broker non-votes are not counted as votes for or against the proposal.

II.    MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

ELECTION OF SIX DIRECTORS (PROPOSAL NO. 1)

Your Board Recommends a Vote “FOR” the Election of
Robert V. Dickinson, J. Daniel McCranie, Wade Meyercord,
Dr. Edward Ross, Dr. John Sprague, and Donald Waite as Directors

Six directors are to be elected to serve until the next annual meeting of shareholders and until the election and qualification of their successors. The Company’s By-Laws provide for not less than five nor more than nine authorized Directors, with the number of directors authorized as of the close of the Annual Meeting fixed at six. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

Unless otherwise instructed, proxy holders will vote the proxies received by them for the six nominees named below. In the event that a nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. All persons nominated for election have agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

All six of the nominees are current directors of the Company: Robert V. Dickinson, J. Daniel McCranie, Wade Meyercord, Dr. Edward Ross, Dr. John Sprague, and Donald Waite.

Brief biographies of the nominees are set out below. Additional information regarding their stock ownership and compensation can be found below under Sections III and IV.

The following table sets forth the names, ages, and principal occupations for the periods indicated and other directorships of each of the current nominees at the 2002 Annual Meeting.

Name	Age	Principal Occupation for the Past Five Years And Other Directorships	Director Since
Robert V. Dickinson	60
Mr. Dickinson has been President and Chief Executive Officer of the Company since April 2001. Previously he was Vice President and General Manager of the Optical Storage Division of Cirrus Logic, Inc., semiconductor manufacturer, as well as serving in several other senior executive roles including President of the Cirrus Logic subsidiary in Japan from 1992 to 1996. Prior to Cirrus Logic, he held senior management positions at Western Digital Corporation, a semiconductor and disk drive manufacturer, from 1988 to 1992, following its acquisition of Verticom, Inc., where he served as President and CEO, from 1987 to 1988.
			2001

J. Daniel McCranie	58	Mr. McCranie, retired, was previously an Executive Vice President of Cypress Semiconductor Corporation, manufacturer and supplier of integrated circuits, from 1993 to 2000. Previously he was Chairman and Chief Executive Officer of SEEQ Technology Incorporated, semiconductor manufacturer, from 1989 to 1993; and Vice President of Sales and Marketing at SEEQ since 1981. He has been a Director of Xicor, Inc., a semiconductor manufacturer, since August 2000, and Xicor’s Chairman of the Board since November 2000. Mr. McCranie is also a director of On Semiconductor Corp. and ASAT Holdings Limited.	1998

Name	Age	Principal Occupation for the Past Five Years And Other Directorships	Director Since
Wade Meyercord	61
Mr. Meyercord has been Chairman of the Company’s Board of Directors since October 1994. Since June 1999 he has been the Senior Vice President, Finance and Administration, and Chief Financial Officer of Rioport.com, Inc., an internet applications service provider for digital music distribution. Previously he was Senior Vice President of Diamond Multimedia Systems, Inc., multimedia and connectivity company, from 1997 to 1999; President, Meyercord & Associates, Inc., a consulting company, since 1987; and Chief Executive Officer of Read-Rite Corp., electronic data storage company, from 1984 to 1987. He has been a Director of Microchip Technology, Incorporated, a semiconductor corporation, since 1999.
			1992

Edward C. Ross	60	Dr. Ross has been the President and Chief Executive Officer of Taiwan Semiconductor Manufacturing Company, Inc., a semiconductor corporation, which is the US subsidiary of Taiwan Semiconductor Manufacturing Company Ltd, a Taiwanese corporation, since 2000. Previously, he was Senior Vice President of Synopsys, Inc. an electronic design automation corporation, from 1998 to 2000; and President of Technology and Manufacturing, Cirrus Logic, Inc., a semiconductor corporation, from 1995 to 1998.	2002

John L. Sprague	72	Dr. Sprague has been the President of John L. Sprague Associates, consulting firm, since 1988; President and Chief Executive Officer, Sprague Electric Company, an electronics company, 1981 to 1987; and various other executive management positions at Sprague Electric Company from 1959 to 1981. He has been a Director of SIPEX Corporation, a semiconductor corporation, since 1993.	1996

Donald L. Waite	69	Mr. Waite has been the Executive Vice President and Chief Administrative Officer, Seagate Technology, Inc., a manufacturer of disc drives, tape drives and storage management software, since 1998. He joined Seagate in 1983 as Vice President of Finance and Chief Financial Officer and was promoted to Senior Vice President, Finance in 1984. He also served as the Chief Executive Officer, Dragon Systems, a voice recognition software company, from October, 1999 through June, 2000.	1997

There are no family relationships among any of the directors, nominees, and executive officers.

RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS
(PROPOSAL NO. 2)

Your Board Recommends a Vote “FOR” the Ratification of
Ernst & Young LLP as the Company’s Independent Auditors

Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Fees for the last annual audit were $319,000 and all other fees were $160,000, including fees for audit related services of $72,000 and nonaudit services of $88,000. Audit related services include benefit plan audits, accounting consultations and SEC registration statements.

Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

During the Company’s three most recent fiscal years and for the subsequent interim periods, there were no disagreements or reportable events pursuant to Item 304(a)(1)(iv) or (v) of Regulation S-K.

Shareholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s By-Laws or otherwise. The Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. In the event the shareholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change could be in the best interests of the Company and its shareholders.

AMENDMENT OF THE 1995 EMPLOYEE STOCK OPTION PLAN
(PROPOSAL NO. 3)

Your Board Recommends a Vote “FOR” the Amendment of
The 1995 Employee Stock Option Plan

This amendment is to increase, from 3,655,000, to 4,115,000 the number of shares reserved for issuance under the previously approved 1995 Employee Stock Option Plan. The Company’s 1995 Employee Stock Option Plan (the “1995 Plan”) was adopted by the Board on February 10, 1995 and ratified by the shareholders of the Company at the 1995 Annual Meeting. Pursuant to shareholder-approved amendments in 1997, 1998, 2000, and in 2001, a total of 3,655,000 shares of Common Stock may be issued under the 1995 Plan. The Company did not request additional shares for the stock option plan in 1999. Your Board recommends amending the 1995 Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 460,000 to 4,115,000, to allow for hiring of additional key employees and to retain presently employed key employees. Of the 1995 Plan’s 3,655,000 authorized shares of Common Stock, 3,346,153 shares had been issued or were subject to outstanding options as of March 31, 2002. In addition, 650,000 shares are subject to outstanding options which were granted outside of the 1995 Plan during fiscal 2001 to Company executive officers in connection with their hiring.

The affirmative vote of the holders of the majority of the Company’s shares present or represented by proxy and entitled to vote at the meeting will be required to ratify this plan amendment. The Board believes that approval of this amendment to 1995 Plan is necessary to enable the Company to provide meaningful equity incentives to attract, motivate and retain officers and key employees and recommends that the shareholders vote for ratification of this plan amendment. California Micro Devices operates in an extremely competitive high tech job market where unemployment is extremely low and where turnover can be very high. In this job market, stock options are a key factor in both recruiting and retaining valued employees, not only in upper management levels but also middle and first level managers as well as key individual contributors. Your support of these proposals is very important to the future success of your Company. Proxies solicited by the Board will be voted for this proposal unless shareholders specify otherwise in those proxies.

A summary of the principal provisions of the 1995 Plan is set forth below.

Purpose.    The purpose of the Company’s stock option plans is to attract and retain talented key employees and to align their personal financial interests with those of the Company’s shareholders. Generally, options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally vest over a four-year period. This approach is designed to focus key employees on sustainable growth of the Company and the creation of shareholder value over the long term. Stock options are a major component of the compensation package of executive management.

Administration.    The 1995 Plan is administered by a committee of directors (the “Committee”); the Board has presently designated its compensation committee as the Committee. The Committee and the Board have the authority to determine the persons to whom options are granted, the number of shares covered by each option, the type of option, the times at which an option may be exercised, the exercise price, the method of payment, and certain other terms. The interpretations and construction of any provision of the 1995 Plan is within the sole discretion of the Committee, whose determination is final and binding. Eligible employees are generally granted options upon commencement of employment and are reconsidered for additional options periodically thereafter. In awarding stock options, the Committee and the Board consider individual performance, overall contribution to the Company, retention, the number of unvested stock options and the total number of stock options to be granted.

Eligibility.    Options may be granted to any person, including officers and consultants employed by the Company or any of its subsidiaries or its successors, but not to any person who, at the time of the grant, is a non-

employee director of the Company. The Committee and the Board selects the optionees and determines the number of shares to be subject to each option granted under the 1995 plan.

Terms of Options.    Options granted under the 1995 Plan may be either Incentive Stock Options (“ISO’s”) as defined in Section 422 of the Code, or nonstatutory stock options and become exercisable in accordance with terms established at the time of grant. Subject to the provisions of the 1995 Plan, all options granted are exercisable on such terms and conditions as the Committee or the Board determines. Each option is evidenced by a stock option agreement between the Company and the optionee setting forth the terms and conditions of the option. The term of options granted under the 1995 Plan may not exceed ten years. The maximum term of ISO’s granted to holders of more than 10% of the outstanding stock of the Company is five years. Each option becomes exercisable in installments as approved by the Committee, and may be exercised on a cumulative basis at any time before expiration. The Company’s current standard form of stock option agreement provides for the vesting of the shares subject to the option over a four-year basis with one-quarter vesting one year following the date of grant and the remainder vesting on a quarterly basis over the succeeding three-year period. The Company has however, from time to time, granted options with vesting schedules that are different from the standard vesting described above.

The exercise price for ISOs may not be less than 100% of the fair market value of a share of the Company’s common stock on the date of grant; the exercise price for nonqualified options may be as low as 85% of fair market value on that date; however, the Company has not issued options lower than 100% of the fair market value. If the optionee, at the time an ISO is granted, owns stock possessing more than 10% of the total voting power of all classes of stock, the exercise price may not be less than 110% of the fair market value on the date of grant. The 1995 Plan permits the payment of the exercise price in cash or other property acceptable to the Committee (including shares of the Company’s stock).

The 1995 Plan provides that the options are nonassignable and nontransferable, other than by will or the laws of descent and distribution, and may vest only while the employee is employed by the Company. Unless otherwise determined by the Committee, options may be exercised only within three months after termination of employment, or within 12 months following termination of employment due to a permanent and total disability, or by the employee’s estate within 12 months after his or her death, provided that such options were exercisable on the date of death or termination of employment.

Capital Changes.    The 1995 Plan provides for appropriate adjustments of the number of shares subject to outstanding options, the exercise price thereof, and the number of shares available for future grants, in the event the Company’s Common Stock is changed by reason of a subdivision or consolidation of shares, stock split, or other similar corporate transaction. If the Company merges with or into another corporation, and its shareholders are not the majority owners of the voting securities of the surviving corporation, then the vesting of all unvested options shall be accelerated and all options will become immediately exercisable. In the event of a merger in which the Company is not the surviving corporation and each outstanding option under the 1995 Plan is not assumed by the continuing or surviving corporation, then the outstanding options will terminate upon the merger after the vesting of all unvested options has been accelerated as described above for at least 15 days prior to the merger.

Amendment and Termination of the 1995 Plan.    The 1995 Plan terminates on February 10, 2015, or the date when all shares subject to or which may become subject to the 1995 Plan have been purchased under options granted under the 1995 Plan, whichever is earlier, and no further exercise of options may be made after that date. However, no options may be granted under the 1995 Plan after February 10, 2005.

Federal Income Tax Information.    If an option granted under the 1995 Plan is an ISO, the optionee will recognize no income upon grant of the option and incur no tax liability due to the exercise of the option unless the optionee is subject to alternative minimum tax. However, the amount by which the fair market value (at the time of exercise) of the purchased shares exceed the exercise price paid for those shares will constitute an adjustment to income for purposes of the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an ISO regardless of the applicability of the alternative minimum tax unless the optionee recognizes ordinary income in connection with disposition of the shares as described below. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the option, any gain will be treated as a long-term capital gain. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon a premature disposition may apply if the optionee is an officer, director, or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. Under current federal law, the maximum long-term capital gain tax rate for individuals is 20% while the maximum ordinary income tax rate for individuals is 39.1%.

All options that do not quality as ISOs are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Services under Section 83(b) of the Code within 30 days after the date of exercise. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment of cash or out of the current earnings paid to the optionee. Upon sale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than the statutory holding period. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1995 Plan, and does not purport to be complete. The foregoing does not discuss the income tax laws of any municipality, state, or foreign country in which an optionee may reside.

AMENDMENT OF THE 1995 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
(PROPOSAL NO. 4)

Your Board Recommends a Vote “FOR” the Amendment of
The 1995 Non-Employee Directors’ Stock Option Plan

This amendment is to increase, from 390,000, to 450,000 the number of shares reserved for issuance under the previously approved 1995 Non-Employee Directors’ Stock Option Plan. The Company’s 1995 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) was adopted by the Board on February 10, 1995 and ratified by the shareholders of the Company at the 1995 Annual Meeting. The Directors’ Plan is designed to provide non-employee directors with an equity incentive through their proprietary interest in the Company and to encourage them to continue to serve as directors of the Company. Pursuant to shareholder approved amendments in 1997, 1998, 2000, and in 2001, a total of 390,000 shares of Common Stock may be issued under the Directors’ Plan. The Company did not request any additional shares for the Directors’ Plan in 1999. The Board recommends amending the Directors’ Plan to reserve an additional 60,000 shares for issuance upon exercise of options granted under the Directors’ Plan, so that the total number of shares that may be issued upon exercise of options granted under the Directors’ Plan is 450,000. Of the Directors’ Plan’s 390,000 currently reserved shares of Common Stock, 301,319 shares either had been issued or were subject to outstanding options as of March 31, 2002.

The affirmative vote of the holders of the majority of the Company’s shares present or represented by proxy and entitled to vote at the meeting will be required to ratify this plan amendment. The Board believes that approval of this amendment to the Directors’ Plan is necessary to enable the Company to provide meaningful equity incentives to attract, motivate and retain non-employee directors and recommends that the shareholders vote for approval of the Directors’ Plan amendment. Proxies solicited by the Board will be voted for this proposal unless shareholders specify otherwise in those proxies.

A summary of the principal provisions of the Directors’ Plan is set forth below.

Purpose.    The purpose of the Directors’ Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in increased Common Stock ownership by the members of the Board who are not employees of the Company or any of its subsidiaries and to align directors’ interest with those of the shareholders.

Administration.    The Directors’ Plan is designed to work automatically. A director joining the Board for the first time receives an option for 15,000 shares. Each director who has served for at least six (6) months and is reelected at an Annual Meeting is entitled to receive a grant of 10,000 shares as of the date of the Annual Meeting. Where administration is necessary, it will be provided by the Board of Directors, or the Board may delegate the administration of the Plan to a committee of the Board (the “Committee”). The Board has not yet delegated the administration of this Plan. The interpretation and construction of any provision of the Directors’ Plan by the plan’s administrator is final and conclusive. Members of the Board receive no additional compensation for their services in connection with the administration of the Directors’ Plan.

Eligibility.    The Directors’ Plan provides for the grant of nonstatutory stock options to non-employee directors of the Company.

Term of Options.    Each option is evidenced by a stock option agreement between the Company and the optionee setting forth the terms and conditions of the option. The term of an option granted under the plan may not exceed ten years. The option vests as to one-fourth of the shares at the end of the fourth full calendar quarter following the date the option was granted, and as to one-sixteenth of the shares at the end of each of the full calendar quarters thereafter.

The exercise price for nonstatutory options granted under the Directors’ Plan shall be the fair market value of a share of the Company’s Common Stock on the date of grant. The Directors’ Plan permits the payment of the exercise price in cash, in exchange for other shares of the Company’s stock, by promissory note or other property acceptable to the Committee.

The Directors’ Plan provides that options are nonassignable and nontransferable, except pursuant to a qualified domestic relations order or by will or the laws of descent and distribution, and may be exercised only by the optionee. If the optionee ceases to be a Director for any reason other than his or her death or disability, the optionee shall have the right to exercise any option held at any time within six months after the date he or she ceases to be a Director as to all or part of the shares that the optionee was entitled to exercise at the date of such termination.

Capital Changes.    The Directors’ Plan provides for appropriate adjustments of the number of shares subject to outstanding options, the exercise price thereof, and the number of shares available for future grants, in the event the Company’s shares are changed by reason of a subdivision or consolidation of shares, stock split, or other similar corporate transaction. If the Company merges with or into another corporation, and its shareholders are not the majority owners of the voting securities of the surviving corporation, then the vesting of all unvested options shall be accelerated and all options will become immediately exercisable. In the event of a merger in which the Company is not the surviving corporation and each outstanding option under the Directors’ Plan is not assumed by the continuing or surviving corporation, then the outstanding options will terminate upon the merger after the vesting of all unvested options has been accelerated as described above for at least 15 days prior to the merger.

Amendment and Termination of the Directors’ Plan.    The Directors’ Plan terminates on February 10, 2015, or the date when all shares subject to, or which may become subject to, the Directors’ Plan have been purchased under options granted under the Directors’ Plan, whichever is earlier and no further exercise of options may be made after that date. However, no options may be granted under the Directors’ Plan after February 10, 2005.

The Board may amend, alter, suspend or discontinue the Directors’ Plan at any time, but such amendment, alteration, suspension or discontinuation shall not adversely affect any stock options then outstanding under the Directors’ Plan, without the optionee’s consent. Shareholder approval is required for any amendment to the Directors’ Plan which would increase the number of shares reserved under the Plan or materially modify the eligibility requirements to materially increase the benefits which may accrue under the plan. Except as otherwise may be required under applicable tax, securities or corporate law, other amendments may be adopted solely with the approval of the Board.

Federal Income Tax Information.    Options granted under the Directors’ Plan are nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. Upon sale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than the statutory holding period. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Directors’ Plan and does not purport to be complete. Further, this summary does not discuss the income tax effect of any municipality, state, or foreign country in which an optionee may reside.

AMENDMENT OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN
(PROPOSAL NO. 5)

Your Board Recommends a Vote “FOR” the Amendment of
The 1995 Employee Stock Purchase Plan

This amendment is to increase from 960,000 to 1,130,000 the number of shares reserved for issuance under the previously approved 1995 Employee Stock Purchase Plan (the “Purchase Plan”). The Purchase Plan was adopted by the Board of Directors on February 10, 1995 and ratified by the shareholders of the Company at the 1995 Annual Meeting. Your Board recommends amending the Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 170,000 to 1,130,000, to allow for the employees to continue to share in the growth and prosperity of the Company by providing them with an opportunity to purchase stock in the Company on favorable terms through payroll deductions. As of March 31, 2002, 789,314 shares have been issued under the Purchase Plan.

At the Annual Meeting, the shareholders are being requested to ratify the amendment of the Purchase Plan. The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present, or represented and entitled to vote at the Annual Meeting, will be required to ratify the adoption.

The Board of Directors believes that this Purchase Plan is necessary to enable the Company to provide meaningful equity incentives to attract, motivate and retain employees and recommends that the Shareholders vote for ratification of this adoption. California Micro Devices operates in an extremely competitive high tech job market where unemployment is extremely low and where turnover can be very high. In this job market, stock purchase plans are offered by the majority of the high technology firms with whom the Company competes for talent.

Proxies solicited by the Board will be voted for this proposal unless shareholders specify otherwise in those proxies.

A summary of the principal provisions of the Purchase Plan is set forth below.

Purpose.    The purpose of the Purchase Plan is to attract and retain the best available personnel, to provide additional incentives to the employees of the Company and its subsidiaries, to promote the success of the Company’s business and to enable the employees to share in the growth and prosperity of the Company by providing them with an opportunity to purchase stock in the Company on favorable terms through payroll deductions.

Administration.    The Purchase Plan is administered by a committee of the Board of Directors formed pursuant to the Purchase Plan (the “Committee”); the Board has presently designated its compensation committee as the Committee. Members of the Committee are ineligible to participate under the Purchase Plan. All questions of interpretation of the Purchase Plan are determined in the sole discretion of the Committee, and its determinations are final and binding upon all participants.

Eligibility.    Any person who is employed by the Company (or any of its majority-owned subsidiaries) at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan, provided that the employee is employed on the first day of an offering period and subject to certain limitations imposed by section 423(b) of the Code. Based upon the number of employees as of March 31, 2002, approximately 220 employees are eligible to participate in the Purchase Plan.

Offering Dates.    The Purchase Plan is implemented by establishing option periods. Option periods may be any period up to 27 months. However, the Company’s policy has been to establish option periods of six months and the Company’s intention is to continue this policy. The Board of Directors may alter the duration of the option periods without shareholder approval. The Company has commenced offerings pursuant to the Purchase Plan.

Purchase Price.    The purchase price per share at which shares are sold under the Purchase Plan is 85% of the lower of the fair market value of the Common Stock (a) on the date an option is granted or (b) on the date of purchase. The determination of the fair market value of the Common Stock on a grant date is based upon the closing price listed on the Nasdaq National Market System as of such date or the immediately preceding trading day, if the applicable valuation date is not a trading day.

Payment of Purchase Price; Payroll Deductions.    The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 15% of a participant’s eligible compensation. Eligible compensation is interpreted to mean total compensation, including bonuses and commissions, but excluding special payments (such as moving expenses) and income with respect to stock options or other stock purchases. Payroll deductions generally commence on the first payday following the offering date, and continue at the same rate until the last payday of the offering period unless sooner terminated as provided in the Purchase Plan.

Purchase of Stock; Exercise of Option.    The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the amount of the participant’s total payroll deductions which are accumulated during the offering period (not to exceed an amount equal to 15% of the participant’s actual eligible compensation during the offering period) by the lower of 85% of the fair market value of the Common Stock at the beginning or end of the offering period, and subject to the further limitation that the number of shares subject to any option granted to an employee shall not exceed the maximum number of shares set by the Compensation Committee of the Board of Directors prior to the beginning of the offering period.

In no event shall an employee be entitled to accrue rights to purchase shares under the Purchase Plan at a rate which exceeds $25,000.00 of the fair market value of such stock (determined at the time the option is granted) for any calendar year in which such option is outstanding at any time, and the maximum shares subject to any option in any one calendar year shall in no event exceed 10,000.

Withdrawal.    A participant’s interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable option period. Any withdrawal by the participant of accumulated payroll deductions for a given offering automatically terminates the participant’s participation in that offering. The failure to remain in the continuous employ of the Company for at least 20 hours per week during an offering period will be deemed to be a withdrawal from the offering. In the event of withdrawal, payroll deductions will be returned to a participant, without interest.

Capital Changes.    In the event any change is made in the Company’s capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made by the Board of Directs in the shares subject to purchase under the Purchase Plan and in the purchase price per share.

Non-Assignability.    No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

Amendment and Termination of the Plan.    The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the plan, materially modify the eligibility requirements or materially increase the benefits that may accrue under the plan.

Federal Tax Information.    The Purchase Plan, and the right to participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Internal Revenue Code (the “Code”). Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will be subject to tax and the amount of the tax will depend upon the holding period. If the shares are disposed of by the participant at least two years after the date of option grant (the beginning of the Offering Period and at least one year after the date of option exercise (the date on which the shares were purchased by the participant), the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the option price, or (b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the grant date) will be treaded as ordinary income, and any further gain will be long-term capital gain. If the participant disposes of the shares before two years after the date of option grant or one year after the date of option exercise (a disqualifying disposition), the participant will be taxed in the same manner as holders of nonstatutory options. The Company is not entitled to a deduction for amounts taxed as ordinary income to a participant except to the extent of ordinary income reported by participants upon a disqualifying disposition of shares.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to shares purchased under the Purchase Plan and does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

III.    MANAGEMENT AND SECURITY OWNERSHIP OF MANAGEMENT
AND PRINCIPAL SHAREHOLDERS

Directors and Executive Officers of the Registrant

The following table sets forth certain information concerning the Company’s current directors and executive officers:

Name	Age	Position
Robert V. Dickinson	60	President, Chief Executive Officer and Director
Kenneth E. Thornbrugh	50	Vice President, Finance and Administration, and Chief Financial Officer
Kyle Baker	38	Vice President, Marketing
John Jorgensen	54	Vice President, Engineering
Arieh Schifrin	64	Vice President, Operations
David E. Witkowski	56	Vice President, Sales
Jeffrey C. Kalb(4)	59	Director
J. Daniel McCranie(1)(2)(3)	57	Director
Wade Meyercord(3)	61	Chairman of the Board
Dr. Edward C. Ross(2)	60	Director
Dr. John Sprague(1)(3)	71	Director
Donald L. Waite(1)(2)	68	Director

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Nominating Committee
(4)	Mr. Kalb is not a candidate for re-election.

Robert V. Dickinson has been President and Chief Executive Officer of the Company since April 2001. He has been a Director since 2001. Previously he was Vice President and General Manager of the Optical Storage Division of Cirrus Logic, Inc., a semiconductor manufacturer, as well as serving in several other senior executive roles including President of the Cirrus Logic subsidiary in Japan from 1992 to 1996. Prior to Cirrus Logic, he held senior management positions at Western Digital Corporation, a semiconductor and disk drive manufacturer, from 1988 to 1992, following its acquisition of Verticom, Inc., where he served as President and CEO from 1987 to 1988.

Kenneth E. Thornbrugh was hired as Director of Financial Planning of the Company in December 2001 and promoted to Vice President, Financing and Administration, and Chief Financial Officer of the Company in January 2002. Previously, he was Chief Financial Officer, Vice President of finance and administration, Treasurer and Corporate Secretary of CyberPlus Corporation, a heathcare software company. Prior to CyberPlus, he held senior financial management positions with Cirrus Logic, Inc. and Eaton Corporation.

Kyle Baker has been Vice President, Marketing and Sales of the Company since August 2001. Previously, he was Vice President of Marketing of the Optical Storage Division of Cirrus Logic, Inc., a semiconductor manufacturer. He also has held a number of other marketing management positions with Cirrus Logic. Prior to Cirrus Logic, he served in marketing and sales management roles at Candescent Technologies, Western Digital and Procter and Gamble.

John Jorgensen has been Vice President, Engineering of the Company since November 1995. He held several positions at National Semiconductor Corporation, a semiconductor manufacturer, from 1972 to 1995,

including Director of Corporate Business Development, Director of DSP Business Unit, and Director of Advanced Networks Division.

Arieh Schifrin has been Vice President, Operations of the Company since February 1995. He was a management consultant for high technology companies from 1991 to 1995. He was Executive Vice President for Catalyst Semiconductor, a semiconductor company, from 1989 to 1991; Executive Vice President of Xicor, Inc., a semiconductor manufacturing company, from 1980 to 1989; and Operations Manager for Data General Corp., a computer company, from 1977 to 1980.

David E. Witkowski has been Vice President, Sales of the Company since September 2001. From 1999 to 2001, Mr. Witkowski was Vice President of Sales, Asia Pacific/Japan for LynuxWorks Inc. Prior to that, Mr. Witkowski was Vice President of ROW Sales for Cirrus Logic, Inc, a semiconductor manufacturer. Mr. Witkowski also held previously senior sales management positions with ATI Technologies and ISD Corp.

Jeffrey C. Kalb has been a Director since 1995 and is currently a Company consultant on products, technology, and business opportunities. He was previously President and Chief Executive Officer of the Company from December 1994 to April 2001 and Director of Technology Development until April 2002. Previously he was President and Chief Executive Officer of MasPar Computer Corporation, a computer systems manufacturer, from 1988 to 1993; and Vice President of Digital Equipment Corporation, a computer systems manufacturer, from 1983 to 1987.

J. Daniel McCranie has been a Director since 1998. Mr. McCranie, retired, was previously an Executive Vice President of Cypress Semiconductor Corporation, a manufacturer and supplier of integrated circuits, from 1993 to 2000. Previously he was Chairman and Chief Executive Officer of SEEQ Technology Incorporated, a semiconductor manufacturer, from 1989 to 1993; and Vice President of Sales and Marketing at SEEQ since 1981. Mr. McCranie has been a director of Xicor, Inc., a semiconductor manufacturer, since August 2000 and Xicor’s Chairman of the Board since November 2000. Mr. McCranie is also a director for On Semiconductor Corp. and ASAT Holdings Limited.

Wade Meyercord is Chairman of the Board of Directors and has served on the Board of Directors since 1992. Mr. Meyercord is also President of Meyercord & Associates, a consulting company, since 1987. Since June 1999 he has been Senior Vice President, Finance & Administration, and CFO of Rioport.com, Inc., an internet applications service provider for digital music distribution. He was Senior Vice President of e-commerce at Diamond Multimedia Systems, Inc., a multimedia and connectivity products company from 1997 to 1999, and Chief Executive Officer of Read-Rite Corp., an electronic data storage products company, from 1984 to 1987. Mr. Meyercord is a member of the board of directors of MicroChip Technology Incorporated, a semiconductor company.

Edward C. Ross has been the President and Chief Executive Officer of Taiwan Semiconductor Manufacturing Company, Inc., a semiconductor corporation, which is the US subsidiary of Taiwan Semiconductor Manufacturing Company Ltd, a Taiwanese corporation, since 2000. Previously, he was Senior Vice President of Synopsys, Inc. an electronic design automation corporation, from 1998 to 2000; and President of Technology and Manufacturing at Cirrus Logic, Inc., a semiconductor corporation, from 1995 to 1998.

John L. Sprague has been a Director since July 1996. Prior to that time he was a Director from January 1994 until July 1995. He has been President of John L. Sprague Associates, a consulting company, since 1988. He was President and Chief Executive Officer of Sprague Electric Company, an electronics company, from 1981 to 1987. Dr. Sprague is a member of the board of directors for SIPEX Corporation, a manufacturer of analog power semiconductors.

Donald L. Waite has been a Director since July 1997. Mr. Waite has been the Executive Vice President and Chief Administrative Officer, Seagate Technology, Inc., a manufacturer of disc drives, tape drives and storage management software, since 1998. He joined Seagate in 1983 as Vice President of Finance and Chief Financial Officer; promoted to Senior Vice President, Finance in 1984. He also served as the Chief Executive Officer, Dragon Systems, a voice recognition software company, from October, 1999 through June, 2000.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of May 31, 2002, by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially 5% or more of the Company’s Common Stock; (ii) each of the Company’s directors; (iii) the Named Executive Officers (as defined below under “Executive Compensation”); and (iv) all directors and executive officers as a group. Except as otherwise noted and subject to community property laws, the persons or entities in this table have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them. Also except as otherwise noted, the address of each such person or entity is 215 Topaz Street, Milpitas, California 95035. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a persons and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within sixty days of May 31, 2002, are deemed outstanding. These shares, however, are not deemed outstanding of the purposes of computing the percentage ownership of any other person.

Beneficial Owner(1)	Shares Beneficially Owned	Percent
Kern Capital Management LLC(2) 114 West 47th Street, Suite 1926 New York, NY 10036	1,940,500	14.0%
Columbus Capital Partners, L.P.(3) 1 Montgomery Street, Suite 3300 San Francisco, CA 94104	1,124,000	8.1%
T. Rowe Price Associates, Inc.(4) 100 E. Pratt Street Baltimore, MD 21202	832,300	6.0%
Chan Desaigoudar(5) Shorebird #215 101 Shell Drive Watsonville, CA 95076	715,429	5.2%
Jeffrey C. Kalb(6)	311,244	2.2%
Robert V. Dickinson(7)	155,625	*
Wade Meyercord(8)	121,425	*
John Jorgensen(9)	117,364	*
Arieh Schifrin(10)	85,940	*
Dr. John Sprague(11)	72,625	*
Donald L. Waite(12)	77,625	*
J. Daniel McCranie(13)	35,312	*
Kenneth E. Thornbrugh(14)	0	*
Kyle Baker(15)	0	*
David Witkowski(16)	0	*
Edward C. Ross(17)	0	*
Directors and Executive Officers as a group (12 persons)(18)	977,160	6.7%

*	Less than 1%.
(1)	Except as noted below, based solely upon information furnished by such individuals or contained in filings made by such beneficial owners with the Securities and Exchange Commission.

(2)
Robert E. Kern, Jr. and David G. Kern, Jr. are Principals and controlling members of Kern Capital Management, LLC, and both have disclaimed beneficial ownership of Company shares beneficially owned by Kern Capital Management, LLC.

(3)
Columbus Capital Management LLC (“CCM”) is the sole general partner of this limited partnership and Matthew D. Ockner is the sole managing member of CCM. CCM and Mr. Ockner have both disclaimed beneficial ownership as to the Company shares owned by this limited partnership except to the extent of their respective pecuniary interests.

(4)
For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. may be deemed to be the beneficial owner of the shares owned by T. Rowe Price Small Cap Value Fund, Inc. and certain other individual and institutional investors; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price Associates, Inc. is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.

(5)	Excludes 1,108,221 shares which the Company is informed were transferred subsequent to SEC filings as settlement of litigation involving a class of Company stockholders.
(6)	Includes 269,744 shares subject to options exercisable within 60 days of May 31, 2002.
(7)	Includes 140,625 shares subject to options exercisable within 60 days of May 31, 2002
(8)	Includes 92,625 shares subject to options exercisable within 60 days of May 31, 2002.
(9)	Includes 89,064 shares subject to options exercisable within 60 days of May 31, 2002.
(10)	Includes 85,940 shares subject to options exercisable within 60 days of May 31, 2002.
(11)	Includes 65,625 shares subject to options exercisable within 60 days of May 31, 2002.
(12)	Includes 9,689 shares subject to options exercisable within 60 days of May 31, 2002.
(13)	Includes 25,312 shares subject to options exercisable within 60 days of May 31, 2002.
(14)	Includes no shares subject to options exercisable within 60 days of May 31, 2002.
(15)	Includes no shares subject to options exercisable within 60 days of May 31, 2002.
(16)	Includes no shares subject to options exercisable within 60 days of May 31, 2002.
(17)	Includes no shares subject to options exercisable within 60 days of May 31, 2002.
(18)	Includes 778,624 shares subject to options exercisable within 60 days of May 31, 2002.

IV.    CORPORATE GOVERNANCE—OFFICERS AND DIRECTORS

Board Meetings and Committees

During the fiscal year ended March 31, 2002 (“fiscal 2002”), the Board of Directors of the Company had an Audit Committee, a Compensation Committee, and a Nominating Committee.

The Audit Committee oversees the Company’s accounting and financial reporting policies and internal controls, reviews annual audit reports and management letters and makes recommendations to the Board of Directors regarding appointment of independent auditors. See also “Audit Committee Report.” The Audit Committee consists of J. Daniel McCranie, Dr. Edward Ross and Donald Waite, each of whom is independent as defined under the listing standards of the NASDAQ National Market. During part of fiscal 2002, Jeffrey C. Kalb, who is not independent due to his being an employee of the Company and receiving more than $60,000 of compensation for his services during the past three fiscal years, was a member of the Audit Committee. The Board determined that Mr. Kalb’s membership on the Audit Committee was required by the best interests of the Company and its stockholders in part due to Mr. Kalb’s intimate knowledge of the Company’s finances and accounting methods and systems in light of the ongoing management transition. That Audit Committee held three meetings during fiscal 2002. A copy of the Charter of the Audit committee adopted by the Board is attached to this proxy statement as Appendix A.

The Compensation Committee’s principal functions are to recommend to the Board the compensation of officers of the Company, to oversee the administration of the Company’s stock plans, and to perform such other duties regarding compensation for employees and consultants as the Board may delegate from time to time. In addition, the Committee reviews and approves recommendations regarding changes in compensation of outside directors. See also “Compensation Committee Report.” The present Compensation Committee consists of J. Daniel McCranie, Dr. John Sprague and Donald Waite. The Compensation Committee held ten meetings during fiscal 2002.

On April 19, 1996, the Board created a Nominating Committee for the purpose of making recommendations to the Board of Directors regarding director nominees to the Board. The Nominating Committee consists of Dr. John Sprague, Wade Meyercord and J. Daniel McCranie. The Nominating Committee held one meeting during fiscal 2002. Each director attended the meeting held during fiscal 2002. The Nominating Committee will consider nominees proposed timely by the shareholders. Any shareholder who wishes to recommend a prospective nominee for the Board of Directors for the Nominating Committee’s consideration may do so by giving the candidate’s name and qualifications in writing to the Secretary of the Company, 215 Topaz Street, Milpitas, CA 95035. See “General Information—Procedure for Director Nominations by Shareholders.”

During fiscal 2002, the Board of Directors held nine in person and teleconference meetings. Each director attended at least 80% of the meetings held during fiscal 2002, which occurred on or after the initiation of their term as a director. Each director who served on the Compensation Committee also attended all of the Compensation Committee meetings held during fiscal 2002. Each director who served on the Audit Committee also attended all of the Audit Committee meetings held during fiscal 2002, which occurred on or after the initiation of his term as a director. Each director who served on the Nominating Committee also attended the Nominating Committee meeting held during fiscal 2002.

Director Compensation

Non-employee directors are entitled to be paid, in addition to their out-of-pocket expenses, $500 per month plus $1,000 for each Board meeting, and $250 for each conference call.

The non-employee directors are entitled to stock option grants under the provisions of the Directors’ Plan. The stockholders have approved a total of 390,000 shares for this plan, of which 301,319 have been issued or are subject to outstanding options as of May 31, 2002. The Directors’ Plan is designed to work automatically. A director joining the Board for the first time receives an option for 15,000 shares. Each director who has served at least six months and is reelected at an Annual Meeting is entitled to receive a grant of 10,000 shares as of the date of the Annual Meeting. The term of an option granted under the plan may not exceed ten years. The option vests as to one-fourth of the shares at the end of the fourth full calendar quarter following the date the option was granted, and as to one-sixteenth of the shares at the end of each of the next twelve full calendar quarters thereafter. The exercise price for nonstatutory options granted under the Directors’ Plan shall be the fair market value of a share of the Company’s Common Stock on the date of grant.

Audit Committee Report

The Audit Committee is composed of at least three directors and operates under a written charter adopted by the Board of Directors. From April, 2001 through July, 2001, the Audit Committee was composed of three directors, none of whom was an employee director. During the remainder of fiscal 2002, the Audit Committee was composed of three directors, one of whom was an employee director. The current Committee consists of three directors, all of who are independent in accordance with the listing standards of the NASDAQ Stock Market. A copy of the current charter is attached as Appendix A to this Proxy Statement.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on their audit. The Audit Committee’s responsibility is to oversee these processes. Thus, it is not the duty of the Audit Committee to plan or conduct audits or determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the financial statements and critical accounting policies with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as modified or supplemented, including the auditor’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in the financial reporting.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of Company’s management, which has the primary responsibility for financial statements and reports, and on the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States.

The Company’s independent auditors also provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.

Based on the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002, for filing with the SEC. The Audit Committee and the Board of Directors also have approved, subject to shareholder ratification, the selection of the Company’s independent auditors.

AUDIT COMMITTEE
Donald L. Waite, Chair
Edward C. Ross *
J. Daniel McCranie

* Member since 6/11/02

The foregoing report of the Audit Committee, except the last paragraph, as well as the Audit Committee Charter and the statement as to the independence of the Audit Committee members, shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

Executive Compensation

The following table presents the reportable compensation for persons who held the position of CEO and the top four executive officers that received compensation above $100,000 during the fiscal year ended March 31, 2002 (the “Named Executive Officers”):

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Securities Underlying Options(#)	All Other Compensation ($)(1)
Name and Principal Position	Year	Salary($)		Bonus($)
Robert V. Dickinson(2) President and Chief Executive Officer, Director	2002		$268,846		$144,231	450,000		$7,159

Jeffrey C. Kalb(3) Former President and Chief Executive Officer, Director	2002 2001 2000	$ $ $	131,173 295,645 263,159	$ $ $	0 34,043 56,385	0 60,000 10,000	$ $ $	4,481 6,557 6,429

John Jorgensen(4) Vice President, Engineering	2002 2001 2000	$ $ $	199,961 190,108 163,316	$ $ $	10,291 61,261 35,222	40,000 20,000 16,500	$ $ $	6,935 5,962 6,110

Arieh Schifrin(4) Vice President, Operations	2002 2001 2000	$ $ $	184,000 184,108 157,273	$ $ $	9,966 53,763 35,222	30,000 20,000 15,000	$ $ $	13,170 7,633 7,847

Kyle Baker(4)(5) Vice President, Marketing	2002		$169,794		$30,063	100,000		$249

John E. Trewin(6) Former Vice President and Chief Financial Officer	2002 2001 2000	$ $ $	154,888 183,400 166,409	$ $ $	4,983 57,857 34,807	20,000 20,000 15,000	$ $ $	54,756 6,097 6,118

Kenneth E. Thornbrugh(4)(7) Vice President, Finance and Administration, Chief Financial Officer	2002		$49,038		$15,585	100,000		$1,428

David E. Witkowski(4)(8) Vice President, Sales	2002		$87,322		$51,790	100,000		$2,921

(1)	Company matching contributions to the 401k savings plan, deferred compensation plan, and group term life.
(2)
Mr. Dickinson began working for the Company on April 16, 2001. Under the terms of his employment agreement, Mr. Dickinson, in case of termination without cause, relocation of work location of more than 50 miles, material reduction in job duties, or an involuntary reduction in compensation, will receive twelve months of severance pay and continuation of employee benefits, and his options will accelerate twelve months. In the event of a change of control, sale of assets, or merger where the Company is not the controlling entity, his options will accelerate twenty-four months.

(3)
Mr. Kalb ceased being President and Chief Executive Officer on April 16, 2001, but continued as an employee in the role of Director of Technology Development until April 15, 2002, when he became a Company consultant on products, technology, and business opportunities.

(4)
Under the terms of their employment agreements, provided they release any claims they may have against the Company, Messrs. Jorgensen, Schifrin, Baker, Thornbrugh, and Witkowski, in case of termination without cause, relocation of work location of more than 50 miles, material reduction in job duties, or an involuntary reduction in compensation, will receive six months severance pay and continuation of employee benefits so long as they do not take a position with a competitor that the Company does not authorize.

(5)	Mr. Baker began working for the Company on August 6, 2001.
(6)	As of January 23, 2002, Mr. Trewin resigned as an employee and executive officer of the Company.
(7)
Kenneth E. Thornbrugh joined the Company as Director of Financial Planning and Analysis on December 13, 2001, and became Vice President, Finance and Administration, and Chief Financial Officer in January 23, 2002.

(8)	Mr. Witkowski began working for the Company on September 12, 2001.

Stock Option Tables

The following table shows for each of the Named Executive Officers certain information with respect to stock options granted during the last fiscal period.

Option Grants In Last Fiscal Year
(Twelve Months Ended March 31, 2002)

Individual Grants					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/Share)	Expiration Date	5%($)	10%($)
Robert V. Dickinson	450,000	32.6%	$6.40	4/16/11	$1,811,217	$4,589,978
Jeffrey C. Kalb	0	0%	N/A	N/A	$0	$0
Kenneth E. Thornbrugh	100,000	7.2%	$5.02	1/24/12	$315,705	$800,059
Kyle Baker	100,000	7.2%	$8.05	8/6/11	$506,260	$1,282,963
John Jorgensen	40,000	2.9%	$7.25	7/3/11	$182,379	$462,185
Arieh Schifrin	30,000	2.2%	$7.25	7/3/11	$136,785	$346,639
David Witkowski	100,000	7.2%	$4.30	9/12/11	$270,425	$685,309
John E. Trewin	20,000	1.4%	$7.25	7/3/11	$91,190	$231,093

(1)
Potential realizable value is disclosed in response to SEC rules that require such disclosure for illustration only. The values disclosed are not intended to be, and should not be, interpreted by shareholders as representations or projections of the future value of the Company’s stock or of the stock price.

(2)	Percent of total options granted calculated using fiscal 2002 grants.

The above options are exercisable over a four-year period, with 25% exercisable one year from the date of grant and the balance exercisable in quarterly installments thereafter, except for Mr. Thornbrugh, for which the balance is exercisable in monthly installments thereafter.

The following table sets forth as to each of the Named Executive Officers, certain information with respect to stock options exercised during the last fiscal year (twelve months ended March 31, 2002) and unexercised options held as of March 31, 2002.

Aggregated Option Exercises In Last Fiscal Year
And FY-End Option Values

	Shares Acquired on Exercise	Value Realized ($)	Number of Shares Underlying Unexercised Options at March 31, 2002		Value of Unexercised In-The-Money Options at March 31, 2002(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert V. Dickinson	—	$—	—	450,000	—	$—
Jeffrey C. Kalb	—	$—	264,744	5,000	$1,108,136	$21,750
Kenneth E. Thornbrugh	—	$—	—	100,000	—	$—
Kyle Baker	—	$—	—	100,000	—	$—
John Jorgensen	—	$—	75,506	58,494	$241,964	$8,161
Arieh Schifrin	—	$—	75,002	48,126	$44,866	$8,161
David Witkowski	—	$—	—	100,000	—	$435,000
John E. Trewin	74,686	$88,512	—	—	—	$—

(1)	In the money options values are based on the closing market price of March 28, 2002, of $4.35.

Compensation Committee Report

The Compensation Committee of the Board of Directors (the “Committee”) is composed entirely of outside directors appointed by the Board of Directors. The Committee is responsible, on behalf of the Board, for reviewing and approving compensation programs, policies, and plans designed to motivate personnel to achieve Company objectives. One of the key responsibilities of the Committee is to set the compensation annually of the Chief Executive Officer (the “CEO”), upon his evaluation by the Board of Directors. Other responsibilities include: review and approve recommendations from the CEO for the compensation of officers, other senior managers, and key employees; review and approve recommendations regarding stock option grants for specific employees as provided under existing Company plans; and review and approve the concept and design of management incentive plans and programs for Company officers, other senior managers, and key employees. An additional responsibility of the Committee is to review and approve recommendations regarding changes in compensation of outside directors.

Compensation Philosophy.    The Company believes that the management team it has assembled is well suited to increasing shareholder value and contributing to the long-term success of the Company, and the Committee intends to pursue a compensation philosophy consistent with achieving those goals. In structuring the Company’s compensation programs, the Committee’s goals are to align compensation with the Company’s business objectives and performance and to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company. Consistent with these goals, the Company’s compensation programs include a mix of salary, bonus and stock options. In particular, stock options are used to link executive incentives and the creation of shareholder value.

Base Salary.    The Committee annually reviews and determines the CEO’s base salary, taking into account individual and corporate performance, level of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Committee annually discusses with the CEO his similar analysis of the base salary of the other executive officers in deciding whether to approve the CEO’s recommendation of the salaries of the other executive officers. Consistent with the Company’s current size, the Committee believes current executive salaries are comparable to the average salaries offered by competitive companies.

Bonus.    The Company’s bonus plan provides for bonuses to be awarded to key employees based on specific goals achieved by the Company and the level of contribution to achievement of the goals by the key employees. The bonus plan is designed such that bonuses when combined with salaries create total compensation which is comparable to the average compensation of companies against which the Company competes in hiring and retaining key employees. Bonus awards depend on the extent to which Company and individual performance objectives are achieved. The Company’s performance objectives include operating, strategic and financial goals considered critical to the Company’s short and long term goals.

Options.    The purpose of the Company’s stock option plans is to attract and retain talented key employees and to align their personal financial interests with those of the Company’s shareholders. Options are generally granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally vest over a four-year period. This approach is designed to focus key employees on sustainable growth of the Company and the creation of shareholder value over the long term. Stock options are a major component of the compensation package of executive management. Eligible employees are generally granted options upon commencement of employment and are considered for additional options periodically thereafter. In recommending stock options the Committee considers individual performance, overall contribution to the Company, retention, the number of unvested stock options and the total number of stock options to be granted.

Section 162(m) of the Code imposes a limitation on the deductibility for federal income tax purposes of compensation over $1 million paid to certain Named Executive Officers in a taxable year. Compensation above $1 million is not subject to the limitation if it is “performance-based compensation” within the meaning of the Code. The Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as “performance-based compensation.” The Compensation Committee intends to continue to evaluate the effects of the statute and any fiscal Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

CEO Compensation.    The Committee uses the same procedures described above in setting the annual salary, bonus, and making recommendations regarding stock option awards for the CEO. The CEO’s salary is determined based on comparisons with competitive companies as described above. The Committee believes that the CEO’s salary and bonus plan is comparable to the salaries offered to CEOs of competitive companies. In recommending stock options, the Committee considers the CEO’s performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted.

Conclusion.    As a significant portion of the Company’s compensation program is linked to Company performance, the Committee believes that compensation is closely tied to increases in long-term shareholder value.

Members of the Compensation Committee

J. Daniel McCranie
Dr. John Sprague, Chairman
Donald Waite

The foregoing report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee of the Company’s Board of Directors is a former or current officer of employee of the Company or any of its subsidiaries. Currently, no executive officer of the Company nor any member of the Compensation Committee of the Company’s Board of Directors has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

V.    FIVE-YEAR STOCK PERFORMANCE GRAPH

The following graph compares the five-year cumulative total return on California Micro Devices Common Stock, the Standard & Poor’s 500 Index (“S&P”), and the Nasdaq Composite Index.

The graph assumes $100 was invested on March 31, 1997, in California Micro Devices Common Stock and $100 was invested at that same time in each of the S&P indexes. The comparison assumes that all dividends are reinvested. (California Micro Devices has not paid dividends.)

Pursuant to Securities and Exchange Commission regulations, this chart is not “soliciting material”, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent shareholders were complied with, with the exception of Chan Desaigoudar.

VI.    OTHER BUSINESS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment.

FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the period ended March 31, 2002, is being mailed with this proxy statement to shareholders entitled to notice of the meeting. If exhibit copies are requested, a copying charge of $0.20 per page will be made. Requests should be sent to Investor Relations, California Micro Devices Corporation, 215 Topaz Street, Milpitas, California 95035-5430.

By Order of the Board of Directors

/s/ STEPHEN M. WURZBURG

Stephen M. Wurzburg, Secretary
Milpitas, California

Appendix A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
CALIFORNIA MICRO DEVICES CORPORATION

Purpose and Composition

This Charter governs the operations of the Audit Committee. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors and shall meet the qualification requirements of the applicable stock market rules.

The members of the Audit Committee shall be elected by the Board of Directors annually and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board of Directors, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in overseeing the financial reporting process, the systems of internal accounting and financial controls, the performance and independence of the external auditors, and the annual independent audit of the Corporation’s financial statements.

The external auditor for the Corporation is ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the external auditor.

Responsibility and Processes

The primary responsibility of the Audit Committee is to oversee the Corporation’s financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board of Directors. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles or to assure compliance with laws. These are the responsibilities of management and the external auditor. In carrying out its responsibilities, the Audit Committee’s policies and procedures should remain flexible in order to react to changing conditions and circumstances.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may alter or supplement them as appropriate.

1.  Annually, the Audit Committee shall recommend to the Board of Directors the selection of the Corporation’s external auditor, subject to stockholder ratification of the selection, if such ratification is required or sought.

2.  The Audit Committee shall discuss with the external auditor the overall scope and plans for its audit examinations.

3.  The Audit Committee shall ensure that the external auditor submits annually a formal written statement delineating all relationships between the external auditor and the Corporation. The Audit Committee is responsible for engaging in a dialogue with the external auditor with respect to such disclosed relationships that may impact the objectivity and independence of the external auditor and recommending that the Board of Directors take appropriate action to satisfy itself of the external auditor’s independence.

4.  The Audit Committee shall establish policies and procedures for the engagement of the external auditor to provide non-audit services, and consider whether the external auditor’s performance of any non-audit services is compatible with the external auditor’s independence.

5.  The Audit Committee shall discuss with management and the external auditor the adequacy and effectiveness of the Corporation’s accounting and financial records and system for monitoring and managing business risk and legal compliance programs. Further, the Audit Committee shall meet separately with the external auditor, with and without management present, to discuss the results of their examinations.

6.  The Audit Committee shall review and discuss with management and the external auditor the Corporation’s interim financial results to be included in the Corporation’s quarterly reports filed with the Securities and Exchange Commission, and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as it may be modified or supplemented.

7.  The Audit Committee shall review with management and the external auditor the financial statements to be included in the Corporation’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K),as well as the auditor’s judgment about the quality, not just acceptability, of the Corporation’s accounting principles as applied in its financial reporting. The review shall also include a discussion of the reasonableness of judgments and estimates made in the preparation of the financial statements that may be viewed as critical, as well as the clarity of financial statement disclosures. In addition, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the external auditor under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as it may be modified or supplemented.

8.  Based on its review and discussions of items 3 and 7, the Audit Committee shall recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K).

9.  As a whole, or through the Chair, the Audit Committee shall review the impact on the financial statements of significant events, transactions, or changes in accounting principles or estimates which potentially affect the quality of the financial reporting with management and the external auditor prior to the filing of the Corporation’s Reports on Form 10-Q or 10-K, or as soon as practicable if the communications cannot be made prior to its filing.

10.  Management and the external auditor shall discuss with the Audit Committee significant changes to the Corporation’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the external auditor or management.

11.  The Audit Committee shall review and reassess this Charter annually and recommend any appropriate changes to the Board of Directors.

The Audit Committee shall review any significant disagreement that is brought to its attention, after inquiry, among management and the external auditor in connection with the preparation of the Corporation’s financial statements. In addition, the Audit Committee shall review with management and the external auditor any pending or threatened action by regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or external auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall also have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

Reports

The Audit Committee shall prepare or cause the preparation of the report required by the rules of the Securities and Exchange Commission for inclusion in the Corporation’s annual proxy statement.

The Committee shall submit any recommendations for changes to the Audit Committee Charter to the full Board of Directors for approval.

The Audit Committee shall maintain minutes of its meetings and regularly report its activities to the Board of Directors.

Reliance on Information Provided

In adopting this Audit Committee Charter, the Board of Directors acknowledges that the Audit Committee members are not employees of the Corporation and are not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the external auditor’s work or auditing standards. Each member of the Audit Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation that provide information to the Audit Committee and the accuracy and completeness of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary.

                                   Proxy card to be signed and dated on the reverse side.
                        V        Please fold and detach card at perforation before mailing.         V

CALIFORNIA MICRO DEVICES CORPORATION                                                 PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE: [X]
-----------------------------------------------------------------------------------------------------------------------------------

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ALL OF THE MATTERS SET FORTH
HEREIN, FOR THE ELECTION OF THE LISTED DIRECTORS, FOR THE RATIFICATION OF ERNST & YOUNG LLP, AS INDEPENDENT ACCOUNTANTS, FOR THE
APPROVAL OF THE AMENDMENT TO THE 1995 EMPLOYEE STOCK OPTION PLAN, FOR THE APPROVAL OF THE AMENDMENT TO THE NON-EMPLOYEE DIRECTORS'
STOCK OPTION PLAN, FOR THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH
OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5:

1.   To elect six (6) directors to serve until the next annual meeting of shareholders and until the election and qualification of their successors.

     Nominees: Robert V. Dickinson, J. Daniel McCranie, Wade Meyercord, Dr. Edward Ross, Dr. John Sprague, Donald Waite

           [_] FOR all nominees listed above.           [_] WITHHOLD AUTHORITY to vote for all nominees listed above.

     If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

     ------------------------------------------------------------------------------------------------------------------------------
                                                                                                    FOR        AGAINST      ABSTAIN
2.   To ratify the selection of the firm of Ernst & Young LLP, as independent auditors for the
     fiscal year ending March 31, 2003............................................................  [_]          [_]          [_]

3.   To approve the amendment of the 1995 Employee Stock Option Plan..............................  [_]          [_]          [_]

4.   To approve the amendment of the 1995 Non-Employee Directors' Stock Option Plan...............  [_]          [_]          [_]

5.   To approve the amendment of the 1995 Employee Stock Purchase Plan............................  [_]          [_]          [_]

     And, in their discretion, upon such other matters which may properly come before the meeting or any adjournment thereof.

          Please sign and date the proxy card below and return it promptly in the enclosed postage-paid envelope or otherwise to Corporate
          Election Services, P.O. Box 1150, Pittsburgh, PA 15230, so that your shares can be represented at the Meeting.

        V  Please fold and detach card at perforation before mailing.  V

CALIFORNIA MICRO DEVICES CORPORATION                                      PROXY
-------------------------------------------------------------------------------

This Proxy is solicited by the Board of Directors for the Annual Meeting of
Shareholders to be held on August 7, 2002.

The undersigned shareholder of California Micro Devices Corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy
Statement, each dated June 20, 2002, and hereby appoints Wade Meyercord and
Kenneth E. Thornbrugh, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of California Micro Devices Corporation to be held at the Crowne Plaza Hotel,
777 Bellew Drive, Milpitas, California 95035 on August 7, 2002 at 2:00 p.m.
local time, and at any adjournments thereof, and to vote all shares of Common
Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

                    -----------------------------------------------------------
                    Signature(s)

                    -----------------------------------------------------------
                    Signature(s)

                    Date:                                                , 2002
                          -----------------------------------------------
                    This proxy should be marked, dated and signed by the
                    shareholder(s) exactly as his or her name appears hereon,
                    and returned promptly in the enclosed envelope. Persons
                    signing in a fiduciary capacity should so indicate. If
                    shares are held by joint tenants or as community property, both should sign.